EXHIBIT 99(B)


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                            8 1/8% CAPITAL SECURITIES
                       (CUSIP NO.23330AAA8 and U26057AA4)
                    (ISIN NO. US23330AAA88 and USU26057AA40)
                                       OF

                              DPL CAPITAL TRUST II

                                    DPL INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 8 1/8% Capital Securities (the "Old Capital Securities") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to Bank One Trust Company, National Association (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated _________ __, 2001 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of DPL Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and DPL Inc., an Ohio corporation (the "Company").

                  The Exchange Agent for the Exchange Offer is:

                  Bank One Trust Company, National Association



        By Hand or              Facsimile               By Registered or
   Overnight Delivery:        Transmissions:             Certified Mail:

 Bank One Trust Company,       312-407-8853           Bank One Trust Company,
  National Association          To Confirm             National Association
 One North State Street,       by Telephone           One North State Street,
       9th Floor                  or for                     9th Floor
 Chicago, Illinois 60602     Information Call:        Chicago, Illinois 60602
                                800-524-9472

    Attn: Exchanges                                      Attn: Exchanges



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)


     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Capital Securities, in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________    ___________________________________
                                            (Authorized Signature)
Address:________________________________    Title:_____________________________
________________________________________    Name:______________________________
                              (Zip Code)          (Please Type or Print)
Area Code and Telephone Number:             Date:______________________________

________________________________________

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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